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                                                                    Exhibit 23.1
                                                                    ------------
                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Rhone-Poulenc Rorer, Inc. (the Company) on Form S-8 of our report dated January 26, 1996 on our audits of the consolidated financial statements of Rhone-Poulenc Rorer, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-8 of our reoprt dated May 29, 1996 on our audits of the financial statements of Rhone-Poulenc Rorer Employee Savings Plan as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 11-K. We consent to the references to our firm under the caption "Experts".

     COOPERS & LYBRAND LLP

     /s/ Coopers & Lybrand LLP


     Philadelphia, Pennsylvania

     December 23, 1996